UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Lee Road, Suite 200
Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ACRS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)  or Rule 12b‑2  of the Securities Exchange Act of 1934 (§240.12b‑2  of this chapter).

Emerging growth company ☑

If an emerging growth company,  indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 1.01     Entry into a Material Definitive Agreement.

On March 30, 2020 (the “Effective Date”),  Aclaris Therapeutics, Inc. (the “Company”) and its wholly owned subsidiary Confluence Discovery Technologies, Inc. (together, the “Borrowers”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Silicon Valley Bank, a California corporation (“SVB”). The Loan and Security Agreement provides for $11.0 million in term loans (the “Term Loan Facility”). The Company borrowed the entire amount available under the Term Loan Facility on the Effective Date.

The term loan repayment schedule provides for interest only payments beginning April 1, 2020 and continuing through March 1, 2022, followed by 24 consecutive equal monthly installments of principal, plus monthly payments of accrued interest, starting on April 1, 2022 and continuing through the maturity date of March 1, 2024. All outstanding principal and accrued and unpaid interest will be due and payable on the maturity date.  The Loan and Security Agreement provides for an annual interest rate equal to the greater of (i) the prime rate then in effect as reported in The Wall Street Journal plus 2% and (ii) 6.75%.

The Borrowers have the option to prepay the outstanding balance of the term loans in full, subject to a prepayment premium of (i) 3% of the original principal amount of the aggregate term loans drawn for any prepayment on or prior to the first anniversary of the Effective Date, (ii) 2% of the original principal amount of the aggregate term loans drawn for any prepayment after the first anniversary and on or before the second anniversary of the Effective Date or (iii) 1% of the original principal amount of the aggregate term loans drawn for any prepayment after the second anniversary of the Effective Date but before March 1, 2024.

The Loan and Security Agreement also provides for a final payment equal to $550,000 (5% of the original principal amount of the term loans drawn under the Term Loan Facility), which final payment is due on March 1, 2024 or upon the prepayment of the facility, the termination of the Loan and Security Agreement or the acceleration of amounts due under the facility as a result of an event of default.

The Term Loan Facility is secured by substantially all of the Borrowers’ assets, except that the collateral does not include the Borrowers’ intellectual property. However, the Borrowers have agreed not to encumber any of their intellectual property without SVB’s consent. The Loan and Security Agreement contains customary representations, warranties and covenants by the Borrowers, which covenants, among other things, limit the Borrowers’ ability, subject to specified exceptions, to convey, sell, lease, transfer, assign or otherwise dispose of their assets; engage in any business other than the businesses currently engaged in by the Borrowers or reasonably related thereto; liquidate or dissolve; undergo specified change of control events; create, incur, assume or be liable for indebtedness; create, incur, allow or suffer any liens on their property; pay dividends and make other restricted payments; make investments; or enter into any material transactions with their affiliates.

The Loan and Security Agreement also contains customary indemnification obligations and customary events of default, including, among other things, the Borrowers’ failure to fulfill their obligations under the Loan and Security Agreement, the occurrence of a material adverse change, and specified defaults by the Borrowers. In the event of default by the Borrowers under the Loan and Security Agreement, SVB would be entitled to exercise its remedies thereunder, including the right to accelerate the debt, upon which the Borrowers may be required to repay all amounts then outstanding under the Loan and Security Agreement.

In connection with the Loan and Security Agreement, the Company issued SVB a warrant, dated March 30, 2020 (the “Warrant”), to purchase up to 460,251 shares of common stock of the Company, $0.00001 par value per share (“Common Stock”), at an initial exercise price of $0.956 per share, subject to adjustment as provided in the Warrant. The Warrant became immediately exercisable in full upon the funding of the Term Loan Facility. The Warrant will terminate, if not earlier exercised, on the earlier of March 29, 2030 and the closing of certain merger or other transactions in which the consideration is cash, stock of a publicly-traded acquirer or a combination thereof.

The foregoing descriptions of the Loan and Security Agreement and Warrant do not purport to be complete and are qualified in their entirety by reference to the Loan and Security Agreement and Warrant, respectively,  copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Term Loan Facility is incorporated by reference herein and made a part hereof.

Item 3.02     Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Warrant is incorporated by reference and made a part hereof. The Company issued the Warrant to SVB, who is an “accredited investor,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. SVB represented that the Warrant and the Common Stock to be acquired upon the exercise of the Warrant were being acquired for investment only and not with a view to the public resale or distribution within the meaning of the Securities Act. The Warrant and the Common Stock issuable upon exercise have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 7.01     Regulation FD Disclosure.

On March 31, 2020, the Company issued a press release announcing the entry into the Loan and Security Agreement and the issuance of the Warrant. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	Loan and Security Agreement, by and among the Company, Confluence Discovery Technologies, Inc. and Silicon Valley Bank, dated as of March 30, 2020.
10.2	Warrant to Purchase Stock, issued to Silicon Valley Bank, dated as of March 30, 2020.
99.1	Press Release dated March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Frank Ruffo
Date: March 31, 2020		Frank Ruffo Chief Financial Officer